Payment Data Systems Announces Record Revenues of $5.6 Million for Fourth Quarter and $14.6 Million for Fiscal 2017
Fourth Quarter and 2017 Fiscal Year End Financial Results -

SAN ANTONIO, March 29, 2018 (GLOBE NEWSWIRE) -- Payment Data Systems (NASDAQ: PYDS), an integrated electronic payment solutions provider, today announced fourth quarter and 2017 Fiscal Year End financial results for the period ended December 31, 2017, which featured record revenues for both the quarter and the year, compared to the previous periods in 2016.

Fourth Quarter 2017 and Year-End Financial Summary

•	Revenues were $5.6 million for 4Q2017 and $14.6 million for YE 2017, which were all-time record highs for the company

•	Gross margin was $1.3 million, or 23.2% of revenues during the fourth quarter and $3.8 million, or 25.9% for the year

•	4Q2017 operating loss was $1.1 million and $2.8 million at year’s end

•	Adjusted EBITDA was a loss of $274,161 or -4.9 percent during the fourth quarter and a loss of $610,743 or -4.2 percent for year-end 2017

•	Net loss for 2017 was $3.0 million or $0.33 per basic and diluted share and $1.3 million or $0.13 per basic and diluted share during the 4Q2017

•	More than 10 million total transactions processed during 2017

•	More than 2.8 billion dollars were processed during 2017

•	Achieved a company high 78 percent increase in dollars processed through credit cards and 34 percent increase in total credit card transactions compared to 2016

Payment Data Systems continues to be in solid financial condition with $4.8 million in cash and cash equivalents. The company’s credit card transaction volumes during the fourth quarter set company records, with transactions up 199 percent compared to Q4 2016. Credit card dollars processed during the quarter were up 274 percent compared to the same period. In terms of year-end, the company also reached a company high increase of 34 percent in credit card transactions and a 78 percent increase over year-end 2016, also a company record.

During the fourth quarter of 2017, electronic check transaction volumes were down 13 percent and returned check transactions processed down 18 percent, both compared to the fourth quarter 2016. However, compared to the third quarter, electronic check transactions were up seven percent and returned check transactions were flat. Year-end electronic check transactions were down 15 percent and returned check transactions were down 13 percent compared to year-end 2016.

“During the fourth quarter of 2017 we experienced record transactions and associated revenues. This is due to the execution of our revenue growth plan that included both organic growth and growth through acquisition.,” said Louis Hoch, president and CEO of Payment Data Systems. “We expect that the continued execution of our revenue growth plan coupled with our recent product innovations positions 2018 to exceed 2017’s record revenue.”

Financial Results
Three Months and Year-Ended December 31, 2017
As of December 31, 2017, the company possessed $4.8 million in cash and cash equivalents, compared to $4.1 million in 2016. Revenues were $5.6 million compared to $2.9 million at the end of Q4 2016. Year-end revenues were $14.6 million compared to $12.1 million in 2016.

Gross margin dollars in the fourth quarter were $1.3 million, or 23.2% of revenues, compared to $0.9 million, or 30.7% of revenues in the fourth quarter of last year. Gross margin dollars for the year ended December 31, 2017 were $3.8 million, or 25.9% of revenues, compared to $3.8 million, or 31.3% of revenues, in the corresponding prior-year period.

Our fourth quarter operating loss was $1.1 million compared to an operating loss of $0.3 million in the fourth quarter of last year. Operating losses for the year ended December 31, 2017 were $2.8 million compared to an operating loss of $1.4 million for the 12 months ended December 31, 2016.

Adjusted EBITDA in the fourth quarter of 2017 was a loss of $0.3 million compared to positive adjusted EBITDA of $0.2 million in the fourth quarter of last year. Adjusted EBITDA for the 12 months ended December 31, 2017 was a loss of $0.6 million, or (4.2 percent) of revenue, compared with positive $0.9 million, or 4.9 percent of revenue, in the 12 months ended December 31, 2016.

Net loss for the fourth quarter of 2017 was $1.3 million, or $0.13 per basic and diluted share, compared to a net loss of $0.2 million, or $0.03 per basic and diluted share for the fourth quarter of last year. Net loss for the 12 months ended December 31, 2017 was $3.0 million, or $0.33 per basic and diluted share, compared to a net loss of $1.2 million, or $0.15 per basic and diluted share in the 12 months ended December 31, 2016. Operating expenses (including CoGS) were $17.4 million for the 12 months ended December 31, 2017 versus the $13.4 million during the same prior year period.

PAYMENT DATA SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2017	2016

ASSETS
Cash and cash equivalents	$4,800,554	$4,120,738
Accounts receivable, net	969,674	907,750
Settlement processing assets	38,027,984	43,851,311
Prepaid expenses and other	176,945	142,029
Notes receivable	150,000	200,000
Current assets before restricted cash	44,125,157	49,221,828
Restricted cash	14,977,468	15,803,641
Total current assets	59,102,625	65,025,469

Property and equipment, net	2,105,186	2,494,510

Other assets:
Intangibles, net	4,676,427	172,899
Deferred tax asset	1,394,000	1,621,000
Other assets	157,565	200,808
Total other assets	6,227,992	1,994,707

Total Assets	$67,435,803	$69,514,686

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$300,736	$145,044
Accrued expenses	1,006,262	703,322
Settlement processing obligations	38,027,984	43,851,311
Current liabilities before restricted cash	39,334,982	44,699,677
Restricted cash	14,977,468	15,803,641
Total current liabilities	54,312,450	60,503,318

Stockholders' Equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized; -0- shares issued and outstanding at December 30, 2017 and December 31, 2016, respectively	-	-

Common stock, $0.001 par value, 200,000,000 shares authorized; 16,874,235 and 12,392,288 issued, and 16,201,634 and 11,795,939 outstanding at December 31, 2017 and December 31, 2016, respectively	186,299	181,818
Additional paid in capital	74,041,083	63,881,365
Treasury stock, at cost; 672,601 and 596,349 shares at December 31, 2017 and December 31, 2016, respectively	(831,059)	(718,149)
Deferred compensation	(7,012,544)	(4,082,025)
Accumulated deficit	(53,260,426)	(50,251,641)

Total stockholders' equity	13,123,353	9,011,368

Total Liabilities and Stockholders' Equity	$67,435,803	$69,514,686

PAYMENT DATA SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016

Revenues	$5,621,120	$2,890,332	$14,571,158	$12,076,358

Operating expenses:
Cost of services	4,316,345	2,002,282	10,802,932	8,293,354
Selling, general and administrative:
Stock-based compensation	312,256	479,188	968,141	1,314,778
Cancellation of Stock-based compensation	-	(216,333)	-	(261,208)
Other expenses	1,578,936	683,174	4,378,969	3,188,407
Depreciation and amortization	487,525	226,064	1,258,132	901,600
Total operating expenses	6,695,062	3,174,375	17,408,174	13,436,931

Operating (loss)	(1,073,942)	(284,043)	(2,837,016)	(1,360,573)

Other income:
Interest income	12,037	24,584	100,964	97,322
Other income	1,704	2,077	1,583	99,277
Other income, net	13,741	26,661	102,547	196,599

(Loss) before income taxes	(1,060,201)	(257,382)	(2,734,469)	(1,163,974)
Income taxes (benefit) expense	237,639	(14,000)	274,316	32,668

Net (Loss)	$(1,297,840)	$(243,382)	$(3,008,785)	$(1,196,642)

Earnings (Loss) Per Share
Basic earnings (loss) per common share:	$(0.13)	$(0.03)	$(0.33)	$(0.15)
Diluted earnings (loss) per common share:	$(0.13)	$(0.03)	$(0.33)	$(0.15)
Weighted average common shares outstanding
Basic	10,072,034	8,015,875	8,995,883	7,838,197
Diluted	10,072,034	8,015,875	8,995,883	7,838,197

PAYMENT DATA SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve Months Ended December 31,
	2017	2016

Operating Activities
Net (loss)	$(3,008,785)	$(1,196,642)
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
Depreciation	761,660	738,461
Amortization	496,472	163,139
Goodwill	-	5,777
Bad debt expense	71,667	-
Non-cash stock based compensation	968,141	1,314,778
Cancellation of stock based compensation	-	(261,208)
Issuance of stock to consultant	40,200	51,700
Issuance of stock to Akimbo to settle Indemnification liability	-	419,221
Deferred income tax	227,000	-
Changes in operating assets and liabilities:
Accounts receivable	(133,591)	227,634
Prepaid expenses and other	(34,916)	7,089
Other assets	43,243	2,041
Accounts payable and accrued expenses	458,632	(623,552)
Net cash (used) provided by operating activities	(110,277)	848,438

Investing Activities
Purchases of property and equipment	(372,337)	(155,551)
Purchase of Singular Payments, LLC	(900,000)	-
Advance to Singular Payments, LLC	(600,000)	-
Note receivable	50,000	(200,000)
Net cash (used) by investing activities	(1,822,337)	(355,551)

Financing Activities
Proceeds from public offering, net of expenses	2,725,340	-
Purchases of treasury stock	(112,910)	(431,755)
Net cash (used) provided by financing activities	2,612,430	(431,755)

Change in cash and cash equivalents	679,816	61,132
Cash and cash equivalents, beginning of year	4,120,738	4,059,606

Cash and Cash Equivalents, End of Year	$4,800,554	$4,120,738

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Cash paid for interest	$ -	$ -

Cash paid for income taxes	45,000	48,164
Non-cash transactions:
Non-cash purchase of Singular Payments, LLC	3,500,000	-
Forgiveness of note receivable in exchange for purchase of Singular Payments, LLC	600,000	-
Issuance of deferred stock compensation	3,713,688	-

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2017	2016	2017	2016

Reconciliation from Operating (Loss) to Adjusted EBITDA:
Operating (Loss)	$(1,073,942)	$(284,043)	$(2,837,016)	$(1,360,573)
Depreciation and amortization	487,525	226,064	1,258,132	901,600
EBITDA	(586,417)	(57,979)	(1,578,884)	(458,973)
Non-cash stock-based compensation expense, net	312,256	262,855	968,141	1,053,570
Adjusted EBITDA	$(274,161)	$204,876	$(610,743)	$594,597

Calculation of Adjusted EBITDA margins:
Revenues	$5,621,120	$2,890,332	$14,571,158	$12,076,358
Adjusted EBITDA	(274,161)	204,876	(610,743)	594,597
Adjusted EBITDA margins	-4.9%	7.1%	-4.2%	4.9%

Conference Call and Webcast
Payment Data Systems, Inc.’s management will host a conference call on the same day at 5:00 p.m. Eastern Time to review financial results and provide a business update. Following management’s formal remarks, there will be a question and answer session. If you would like to submit a question via email in advance please contact John Marco at johnm@coreir.com

To listen to the conference call, interested parties within the U.S. should call 1-844-883-3890. International callers should call +1-412-317-9246. All callers should ask for the Payment Data Systems conference call. The conference call will also be available through a live webcast, which can be accessed via the company’s website at www.paymentdata.com/invest.

A replay of the call will be available approximately one hour after the end of the call through April 12, 2018. The replay can be accessed via the Company’s website or by dialing 1-877-344-7529 (U.S.) or +1-412-317-0088 (international). The replay conference playback code is 10117790.

About Payment Data Systems, Inc.
Payment Data Systems, Inc. (NASDAQ: PYDS), a leading integrated payment solutions provider, offers a wide range of payment solutions to merchants, billers, banks, service bureaus, and card issuers. The Company operates credit, debit/prepaid and ACH payment processing platforms to deliver convenient, world-class payment solutions and service to their clients. The strength of the Company lies in its ability to provide tailored solutions for card issuance, payment acceptance, and bill payments as well as its unique technology in the prepaid sector. Payment Data is headquartered in San Antonio, Texas, and has offices in New York, New York; Long Beach, California; and Nashville, Tennessee. Websites: www.paymentdata.com, www.singularpayments.com, www.payfacinabox.com, www.akimbocard.com, and www.ficentive.com. Find us on Facebook®.

Forward-Looking Statements Disclaimer
Except for the historical information contained herein, the matters discussed in this release include forward-looking statements which are covered by safe harbors. Those statements include, but may not be limited to, all statements regarding management's intent, belief and expectations, such as statements concerning our future and our operating and growth strategy. These forward-looking statements are identified by the use of words such as "believe," "intend," "look forward," "anticipate," "schedule", and "expect" among others. Forward-looking statements in this press release are subject to certain risks and uncertainties inherent in the Company's business that could cause actual results to vary, including such risks related to the realization of the anticipated opportunities from the Singular acquisition, the management of the Company's growth, the loss of key resellers, the relationships with the Automated Clearinghouse network, bank sponsors, third-party card processing providers and merchants, the security of our software, hardware and information, the volatility of our stock price, the need to obtain additional financing, risks associated with new tax legislation, and compliance with complex federal, state and local laws and regulations, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission including its annual report on Form 10-K for the fiscal year ended December 31, 2017. One or more of these factors have affected, and in the future, could affect our businesses and financial results in the future and could cause actual results to differ materially from plans and projections. We believe that the assumptions underlying the forward-looking statements included in this release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives and plans will be achieved. All forward-looking statements made in this release are based on information presently available to our management. We assume no obligation to update any forward-looking statements, except as required by law.

Contacts

Investor Relations:
CORE IR
John Marco, +1-516-222-2560
Managing Director
www.coreir.com